EXHIBIT 10.1
THIRD AMENDMENT TO
HALLIBURTON COMPANY
DIRECTORS’ DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED
EFFECTIVE AS OF MAY 16, 2012

WHEREAS, Halliburton Company (the “Company”) has previously adopted the Halliburton Company Directors’ Deferred Compensation Plan, as Amended and Restated Effective as of May 16, 2012, as amended (the “Plan”), to assist members of the Company’s Board of Directors (the “Board”) in planning for their retirement;

WHEREAS, the Board may amend the Plan at any time and from time to time in accordance with Article IX of the Plan; and

WHEREAS, the Board desires to amend the Plan to allow for fractions of Stock Equivalents (as defined in the Plan) to be distributed in fractional shares of Common Stock (as defined in the Plan).

NOW, THEREFORE, the Board does hereby amend the Plan as follows effective January 1, 2026:

(1)The first paragraph of Section 6.05 of the Plan is amended and restated in its entirety to read as follows:

When a Participant’s Deferral Termination Date occurs, the Company shall become obligated to make the distributions prescribed in paragraphs (a) and (b) below. At the time of any distribution, each Stock Equivalent (or fraction thereof) to be distributed shall be converted into one share of Common Stock (or fraction thereof) and such share (or fractional share) shall be distributed to the Participant.

(2)All other provisions of the Plan shall remain the same and are hereby ratified.

HALLIBURTON COMPANY

By: /s/ Jeffrey A. Miller____________
Jeffrey A. Miller
President and Chief Executive Officer